UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2020

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2020, Patriot Transportation Holding, Inc. (the “Company”) filed a Current Report on Form 8-K to report that its subsidiary Florida Rock & Tank Lines, Inc. (“FRTL”) entered into a “stalking horse” asset purchase agreement (“Purchase Agreement”) by and among FRTL, Comcar Industries, Inc., a Florida corporation (“Comcar”), CCC Transportation, LLC, a Delaware limited liability company (“CCC”) and the Subsidiaries and Affiliates of Comcar and CCC party thereto (collectively, the “Sellers”), pursuant to which FRTL agreed to purchase certain assets from the Sellers relating to the Sellers’ transportation and logistics business. Pursuant to the terms of the Purchase Agreement, the Sellers conducted an auction on August 5, 2020, and the Company was not the successful bidder. The Company remains the standby bidder in the event that the sale to the winning bidder is not consummated; the Purchase Agreement will be terminated if the Sellers consummate the sale to the winning bidder, which is expected to occur on August 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.

Registrant

Date: August 5, 2020                                                               By: /s/ Matthew C. McNulty

                                                                                                           Matthew C. McNulty

                                                                                                        Chief Financial Officer